SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              Comair Holdings, Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

4.   Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             COMAIR HOLDINGS, INC.
                                 P.O. Box 75021
                             Cincinnati, Ohio 45275
                                  606/767-2550



                                                                    July 2, 1998



Dear Shareholder:

     The Annual Meeting of Shareholders will be held at 10:00 a.m., Eastern Daylight Time, on Tuesday, August 11, 1998 at the Radisson Inn, Cincinnati/Northern Kentucky International Airport, Hebron, Kentucky 41048. The formal Notice of Annual Meeting of Shareholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Comair Holdings, Inc. Company officers and directors will also be available to discuss our business with you.

     The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, please sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.


                                           Sincerely yours,



                                           David R. Mueller
                                           Chairman of the Board
                                           Chief Executive Officer

                              Comair Holdings, Inc.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                                 August 11, 1998


                                                                    July 2, 1998

To The Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Comair Holdings, Inc., a Kentucky corporation, will be held at the Radisson Inn, Cincinnati/Northern Kentucky International Airport, Hebron, Kentucky 41048 on August 11, 1998 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     (1)  To elect three Class B directors to serve for a term of three years.

     (2) To amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 200 million.

     (3) To approve the 1998 Comair Holdings, Inc. Stock Option Plan as described in the attached proxy statement.

     (4) To ratify the selection of Arthur Andersen LLP as independent public accountants for fiscal year 1999.

     (5) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                             By Order of the Board of Directors



                                             David R. Mueller
                                             Chairman of the Board
                                             Chief Executive Officer

PLEASE FILL IN, DATE, AND SIGN THE ENCLOSED PROXY BALLOT CARD. RETURN IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

                              Comair Holdings, Inc.
                                 P.O. Box 75021
                             Cincinnati, Ohio 45275


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 August 11, 1998


     The accompanying proxy is solicited by the Board of Directors of Comair Holdings, Inc. to be voted at the Annual Meeting of Shareholders to be held August 11, 1998, and any adjournment or adjournments thereof. The Company will pay the cost of soliciting proxies. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted as recommended by the Board of Directors. Any shareholder given a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting, or by execution of a proxy bearing a later date.

     Except as otherwise stated herein, the vote required on all matters to be voted upon is a majority of shares actually voted, and therefore, abstentions and broker non-votes will have no effect.

     The shares entitled to vote at the meeting consist of shares of Common Stock of the Company. Each share entitles the holder of record to one vote. The record date for determining the shares entitled to vote at the meeting is June 24, 1998. As of May 29, 1998, there were 66,554,944 outstanding shares of Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to the shareholders on or about July 2, 1998.


                                    ISSUE ONE
                              ELECTION OF DIRECTORS

Nominees and Directors
----------------------

     At the Annual Meeting, unless a contrary direction is indicated, a properly executed proxy card will be voted for the election of nominees named below as directors of the Company for terms continuing until the Annual Meeting of Shareholders in 2001, or until their successors have been elected. If any of the nominees are unable or unwilling to serve as a director, the proxies will be voted for the election of such person as shall be designated by the persons named in the proxy. The Company has no reason to believe that any nominee to the Board of Directors will be unable to serve as a director if elected.

     In voting to elect directors, shareholders are entitled to cumulate their votes. Shareholders are entitled to cast the number of votes equal to the number of directors to be elected multiplied by the number of shares held and to distribute such votes among as many candidates as the shareholder sees fit. The proxy being solicited by the Board of Directors includes the right to vote cumulatively on the election of directors. Any shareholder invoking cumulative voting must be present in person or represented by a proxy other than the proxy being solicited by the Board of Directors.

     The three nominees receiving the highest number of votes cast for the positions to be filled will be elected.

     Set forth below is certain information about the Company's nominees to the Board of Directors, the directors whose term of office continues and executive officers who are not directors.


                                                  Amount and Nature of
                                                Beneficial Ownership as of
                                                    May 29, 1998 (a)
                                                --------------------------
                                                   Shares of Common Stock
                                                   ----------------------

Name, Position with the Company             Term          Number       Percent
or Principal Occupation, and Age           Expires       of Shares     of Class
--------------------------------           -------       ---------     --------

                             Nominees For Election

Robert H. Castellini (b)                    2001         561,126          *
Chairman
Castellini Company, 56

Christopher J. Murphy III (c)               2001          58,308          *
Chairman
President and Chief Executive Officer
1st Source Corporation
Chairman and Chief Executive Officer
1st Source Bank, 52

Gerald L. Wolken (d)                        2001          38,732          *
Managing Partner
MLE Enterprises Inc., 62

                                                  Amount and Nature of
                                                Beneficial Ownership as of
                                                    May 29, 1998 (a)
                                                --------------------------
                                                   Shares of Common Stock
                                                   ----------------------

Name, Position with the Company             Term          Number       Percent
or Principal Occupation, and Age           Expires       of Shares     of Class
--------------------------------           -------       ---------     --------

                    Directors Whose Term of Office Continues

Peter H. Forster (c)                        1999           53,163          *
Chairman of the Board
DPL Inc., 56

John A. Haas (c)                            1999           50,632          *
Retired President and
Chief Executive Officer
Ball Glass Container Corporation, 61

David R. Mueller (e)                        2000          594,881          *
Chairman of the Board
Chief Executive Officer
Comair Holdings, Inc., 45

David A. Siebenburgen (f)                   2000          232,861          *
President
Chief Operating Officer
Comair Holdings, Inc., 50

Raymond A. Mueller (g)                      2000          240,974          *
Retired Chairman of the Board
Comair Holdings, Inc., 76

                                                         Amount and Nature of
                                                         Beneficial Ownership
                                                         as of May 29, 1998 (a)
                                                         -----------------------
                                                         Shares of Common Stock
                                                         ----------------------

                                                          Number       Percent
Name, Age and Position with Company                      of Shares     of Class
-----------------------------------                      ---------     --------

                    Executive Officers Who Are Not Directors

K. Michael Stuart, 46 (h)                                   98,539         *
Sr. Vice President
Aircraft Operations, COMAIR, Inc.

Charles E. Curran, 51 (i)                                   87,433         *
Sr. Vice President
Marketing, COMAIR, Inc.

Randy D. Rademacher, 41 (j)                                 97,473         *
Sr. Vice President Finance
Chief Financial Officer
Comair Holdings, Inc.

   All directors and executive officers,                 2,175,062        3.2%
     including nominees as a group
     (12 persons) (k)


*   Less than 1%

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such powers are exercised solely by the named person or shared with a spouse.
(b) Includes 257,530 shares owned by a partnership controlled by Mr. Castellini's wife in a fiduciary capacity, 25,312 shares which are a part of a corporate profit sharing plan of which Mr. Castellini is a participant, 1,908 shares which are held in IRA accounts for Mr. Castellini and his wife, 151,868 shares which are held in a trust for the benefit of his children, plus options for 53,165 shares exercisable within 60 days of May 29, 1998.
(c) Includes options of 45,570 shares exercisable within 60 days of May 29, 1998.
(d) Includes options of 37,975 shares exercisable within 60 days of May 29, 1998.
(e) Includes options for 226,577 shares exercisable within 60 days of May 29, 1998, 104 shares held in a Company 401(k) program and 42,887 shares owned by his children.
(f) Includes options for 104,149 shares exercisable within 60 days of May 29, 1998, and 11,072 shares held in a Company 401(k) program.
(g) Does not include 594,881 shares held by David R. Mueller and his children or shares held by Raymond A. Mueller's other emancipated children and grandchildren as to which he disclaims beneficial ownership, but does include 43,419 shares owned by his wife, 50,566 shares held in various trusts for the benefit of his grandchildren, 34,560 shares held in a Family Limited Partnership, and options for 45,570 shares exercisable within 60 days of May 29, 1998.

(h) Includes options of 30,630 shares exercisable within 60 days of May 29, 1998, and 29,950 shares owned by Mr. Stuart's wife. Mr. Stuart has held his current position since 1986.
(i) Includes options of 30,714 shares exercisable within 60 days of May 29, 1998. Mr. Curran has held his current position since 1985.
(j) Includes options of 71,410 shares exercisable within 60 days of May 29, 1998, and 4,535 shares held in a Company 401(k) program. Mr. Rademacher was named Sr. Vice President Finance in 1993. He previously held the title of Vice President Finance and Chief Financial Officer since 1990.
(k) Includes options for 782,614 shares which are exercisable within 60 days of May 29, 1998.


     Delta Air Lines, Inc. has the right under a 1986 agreement with Comair to designate 9a nominee for election to the Company's Board of Directors. They have not exercised that right at this time.

Business Experience
-------------------

                              Nominees for Election

     Robert H. Castellini, Chairman of Castellini Company, a Cincinnati, Ohio-based food distribution, food processing and transportation services company, has been with Castellini Company for more than five years. Mr. Castellini has served as a director of the Company since 1989. Mr. Castellini is also on the Ohio Advisory Board of PNC Bank, Ohio, N.A., and numerous privately-held Cincinnati corporations and foundations.

     Christopher J. Murphy III is the Chairman, President and Chief Executive Officer of 1st Source Corporation and Chairman and Chief Executive Officer of its subsidiary 1st Source Bank, a South Bend, Indiana-based financial institution. He has been with 1st Source for more than five years. Mr. Murphy has served as a director of the Company since 1989. Mr. Murphy is also a director of Quality Dining, Inc. and several privately-held corporations.

     Gerald L. Wolken has been Managing Partner of MLE Enterprises Inc., a management consulting firm located in Ft. Myers, Florida since 1990. Previously he served as President and Chief Executive Officer of SuperX Drug Stores, as well as Corporate Vice President of the Kroger company. Mr. Wolken serves on the Boards of Directors for Service Management Systems and Boys Hope/Girls Hope. He also serves on the Advisory Boards of Health Resource Publishing Company, Intellitecs International and Duramed Pharmaceutical Company. Mr. Wolken has served as a director of the Company since 1989.

                    Directors Whose Term of Office Continues


     Peter H. Forster was elected as a director of the Company in 1988. Mr. Forster has been affiliated with the Dayton Power and Light Company, an electric and natural gas utility company headquartered in Dayton, Ohio, in various capacities since 1973. Mr. Forster served as Chief Executive Officer of DPL Inc. from April 1984 until December 1996. He has served as Chairman of the Board of DPL, Inc. since 1988. Mr. Forster is also a director of Amcast Industrial Corp.

     John A. Haas was Group Vice President Ball Corporation, from 1993 through 1995. Previously he was President and Chief Executive officer, Ball Glass Container Corporation, since 1994 and President, Ball Metal Container and Specialty Products Group, a manufacturer of metal and glass packaging products, and Chairman of the Board, President and Chief Executive Officer since 1988 of Heekin Can, Inc., a Cincinnati, Ohio-based manufacturer, which was acquired by Ball Corporation. Mr. Haas has served as a director of the Company since 1990.

     David R. Mueller is a founder of the Company and has served as a director since its inception. He served as Chief Operating Officer from the Company's inception until May 1986. Mr. Mueller was President from May 1981 through October 1990. He has served as Chief Executive Officer since September 1983. He was elected Chairman of the Board and has held that position since June 1990.

     David A. Siebenburgen served as Executive Vice President and Chief Operating Officer of the Company from May 1986 to October 1990. Mr. Siebenburgen was named President of the Company in October 1990 and has been a director since 1988. Mr. Siebenburgen was named Chief Executive Officer of Comair, Inc., the principal subsidiary of the Company in October 1997.

     Raymond A. Mueller is a founder of the Company and served as Chairman of the Board until his retirement in June 1990. Mr. Mueller has served as a director since the Company's inception. He was President from its inception through May 1981 when he was named Chairman of the Board and Chief Executive Officer, and served as Chief Executive Officer until September 1983 and Chairman of the Board until June 1990.

     Raymond A. Mueller and David R. Mueller are father and son. None of the other directors or executive officers are related. All the Company's executive officers devote substantially all their time to the Company.

Information Concerning the Board of Directors
---------------------------------------------

     The Board of Directors met on six occasions and took one action in writing in fiscal 1998. The Executive Committee, whose members are Messrs. Raymond Mueller (Chairman) and David Mueller, is authorized to perform substantially all of the functions of the Board of Directors between meetings of the Board. It had no meetings in fiscal 1998 but took action forty times in writing.

     The Audit Committee recommends the employment of independent auditors, monitors relationships between the Company's personnel and the auditors, reviews the quality of internal controls, reviews the scope of the independent auditor's work and performs other functions assigned to it by the Board of Directors. The Audit Committee met two times in fiscal 1998. The members are Messrs. Christopher Murphy (Chairman), Gerald Wolken and Raymond Mueller.

     The Compensation Committee administers the Company's Stock Option Plans and sets compensation levels for all executives. This Committee had two meetings in fiscal 1998 and took one action in writing. The members are Messrs. Peter Forster (Chairman), Robert Castellini and John Haas.

     The Finance Committee reviews the investment, dividend and overall capital structure policies of the Company. This Committee had two meetings in fiscal 1998. The members are Messrs. David Mueller (Chairman), David Siebenburgen and Christopher Murphy.

     The Board of Directors has elected not to appoint a Nominating Committee.

Compensation of Directors
-------------------------

     Comair's outside directors receive $20,000 per year, as well as $1,500 per year for each committee of which they are a member. Committee Chairmen receive an additional $1,500 annually. Each year each non-employee director of the Company, on the tenth business day following the end of the Company's fiscal year, receives an option to purchase 7,595 shares of common stock at a purchase price equal to the last sale price on that day. These options become exercisable six months after the date of grant and expire ten years after the date of grant.

     The Company has a lifetime Consulting Agreement with Raymond A. Mueller which became effective upon his retirement from the Company in June 1990. Mr. Mueller's consulting compensation is $150,000 per year. Mr. Mueller also received transportation services and insurance amounting to $29,886 for fiscal 1998.

                                    ISSUE TWO
                    AMEMDMENT TO ARTICLES OF INCORPORATION TO
                   INCREASE AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors of the Company has approved, and is recommending to the shareholders for approval at the Annual Meeting, an amendment to Article Four of the Articles of Incorporation to increase the number of authorized shares of Common Stock from 100 million to 200 million. As of May 29, 1998, 66,554,944 shares were issued and outstanding and the Company had 3,676,011 additional shares reserved for issuance pursuant to stock option plans.

     At the current level of authorized shares, the company is unable to declare any meaningful stock dividend or stock split or issue additional common stock for any purpose while maintaining its currently authorized option and 401(k) plans. While there are currently none planned, the Company has declared seven 3-for-2 stock splits and two 5% stock dividends since going public in 1981. Except as indicated above with respect to currently reserved shares of Common Stock pursuant to stock option plans, the Company has no present intention, plan, understanding or agreement to issue additional shares of Common Stock. The Board of Directors, however, believes that the proposed increase in authorized shares of Common Stock is desirable at this time to enhance the company's flexibility in connection with possible future actions such as stock dividends or splits, or funding employee benefit plans.

     Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. Additional shares may be issued without shareholder approval. Further issuance of additional shares of Common Stock might dilute, under certain circumstances, either shareholders' equity or voting rights. The authorized but unissued shares of Common Stock could be used to discourage or make more difficult an attempt to effect a change of control of the company.

     The affirmative vote of two-thirds of the shares eligible to vote on the proposed amendment is required for approval. Abstentions and broker non-votes have the same effect as a vote against the proposal.

                                   ISSUE THREE
                           1998 COMAIR HOLDINGS, INC.
                                STOCK OPTION PLAN

     The Board recommends approval of the 1998 Stock Option Plan under which awards for 3,500,000 shares of Common Stock would be reserved for issuance. The Plan becomes effective August 11, 1998, subject to shareholder approval. On May 29, 1998, 66,554,944 shares of Common Stock were issued and outstanding and the Company had 3,676,011 shares reserved for issuance pursuant to existing stock option plans. The last reported sales price of the Common Stock on the Nasdaq National Market on May 29, 1998, was $26.625.

     The purpose of this Plan is to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's Common Stock by employees.

     The Plan will be administered and interpreted by the Compensation Committee which is composed of three non-employee directors. The committee will evaluate the duties of employees and their present and potential contributions to the company and such other factors as it deems relevant in determining key persons to whom awards will be granted and the number of shares covered by such awards. All employees of Comair and its subsidiaries are eligible to be considered by the Committee for the awards.

     All Options are to be granted at an exercise price of not less than 100% of the fair market value at the time of grant. Options granted may be either Incentive Options, designed to provide certain tax benefits under the Internal Revenue Code, or Nonqualified Options without such benefits. However, persons who beneficially own 10% or more of the Company's outstanding Common Stock may not be granted incentive options for terms exceeding five years and their exercise prices must be at least 110% of the market value at the time of grant.

     Each Option shall be for a term of one to ten years and may not be exercised during the first twelve months of the term. Commencing on the first anniversary of the date of grant, the Option may be exercised for 25% of the total shares covered by the Option with an additional 25% of the total shares becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. The Committee is empowered to grant options with different vesting provisions. Options may be exercised for cash, for shares of the Company's Common Stock at its fair market value on the date of exercise, or for both. Upon termination of employment for any reason, the Option will terminate upon the earlier of the full exercise of the Option, the expiration of the Option by its terms or the end of the three month period following the date of termination.

     Persons who receive options incur no federal income tax liability at the time of grant. When exercising Nonqualified Options persons recognize taxable income and the company has a tax deduction at the time of exercise to the extent of the difference between market price on the date of exercise and exercise price.

     Persons exercising Incentive Stock Options do not recognize taxable income until they sell the stock. Sales within two years of the date of grant or one year of the date of exercise result in taxable income to the holder and a deduction for the Company, both measured by the difference between the market price at the time of sale and the exercise price. Sales after such period are treated as capital transactions to the holder and the Company receives no deduction.

     Options may be transferred to the beneficiaries or heirs of the holder of the option by will or the laws of descent and distribution, but an option may be exercised during the lifetime of a holder only by the holder. Nonqualified options may be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. Approval of this Plan requires the affirmative vote of a majority of votes cast at the meeting.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

     Compensation for the Company's executive officers in the preceding fiscal year was established by the Compensation Committee of the Board of Directors. The Company's executive compensation programs have been designed to link the level of compensation paid to senior executives with the current and long-term level of Company performance and each executive's contribution to that performance. These programs place a significant portion of the executive's cash compensation at risk. As a result of the Company's overall compensation philosophy, approximately 20% to 50% of an executive's total annual cash compensation opportunity depends on the achievement of corporate and individual performance goals. The amount of compensation at risk increases with the executive's responsibilities. These programs are composed of three basic elements, each designed to reward different aspects of each executive's performance.

     (a)  Base Salary

     Base salary levels and salary increases were determined by an evaluation of the Company's performance and each individual's performance and contribution. Furthermore, the Committee considered the recommendations of periodic reviews by independent consultants and compensation which could be attained for comparable positions elsewhere.

     (b)  Annual  Performance-Based  Incentives

     Annual incentive opportunities establish an effective link between current compensation and current performance to ensure that executives focus on objectives that help to increase shareholder value. Performance is defined in terms of financial, operating and management development goals for which each executive is responsible, in addition to overall Company goals in these areas.

     All performance goals, which include pre-tax profits, quality of passenger service measurements, various unit revenue and cost objectives and operating goals such as flight completion and on-time percentage, were set by the Committee. These goals are set each year based on an operating plan the Committee believes to be challenging in the then current operating environment. The actual results must meet certain thresholds before any annual incentive awards are paid. In making its awards for fiscal 1998, the Committee determined which threshold levels had been met and then awarded specific bonuses based on its analysis of the achievement of performance goals as established by the Committee.

     (c)  Long-Term Incentives

     The Company's officers are entitled to participate in its 1990 Stock Option Plan. The Option Plan is intended to provide a long-term incentive for future performance that aligns the officers' and employees' interests with the shareholders. The Committee evaluated the duties of officers and their present and potential contributions to the Company and such other factors as it deemed relevant in determining key persons to whom options were granted and the number of shares covered by such grants.

     The Deferred Incentive Compensation Plan is a non-qualified plan that is intended to provide supplemental income for certain key employees of the Company selected by the Committee. Under the Plan, the Committee can allocate as deferred compensation a percentage of pre-tax profits for certain key employees of the Company. Contributions for fiscal 1998 to the accounts of the persons listed in the Summary Compensation Table below are included in the column headed "All Other Compensation."

     Executive officers may participate in the Comair Savings and Investment Plan, a 401(k) Plan, which is available to all Comair employees on the same basis. Contributions for fiscal 1998 to the accounts of the persons listed in the Summary Compensation Table below are included in the column headed "All Other Compensation."

     The Chief Executive Officer's salary was increased from $450,000 in fiscal 1997 to $500,000 in fiscal 1998 based on the criteria discussed above. After the end of fiscal 1998, the Committee, based on the achievement of certain financial and operating goals as described above, approved an annual performance-based incentive award for Mr. Mueller of $375,000.

     Federal Law provides that compensation in excess of $1,000,000 per year to the chief executive officer of a public company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is "performance-based" and the material terms of the compensation and the performance base are approved by shareholders. In fiscal 1998 salary and bonuses deductible for tax purposes did not exceed $1,000,000. The Committee may, in designing compensation packages in future years, take actions designed to preserve the deductibility of such compensation so long as such actions do not interfere with the provision of proper compensation and incentive based pay for the Company's Chief Executive and other executive officers.

                                            COMPENSATION COMMITTEE

                                            Peter H. Forster, Chairman
                                            Robert H. Castellini
                                            John A. Haas

                                PERFORMANCE GRAPH


     The following table compares total shareholder returns for the Company over the last five years to the Nasdaq Transportation and the Nasdaq Composite Indices, assuming a $100 investment made on March 31, 1993.




Value of Initial $100 Investment*      Mar-93     Mar-94     Mar-95     Mar-96      Mar-97     Mar-98
---------------------------------      -------    ------     -------    ------     -------    -------

Comair Holdings, Inc.                  $100.00    $ 86.22    $ 70.20    $214.28    $193.66    $374.02

NASDAQ Composite Index                 $100.00    $107.94    $120.07    $163.03    $181.21    $275.21
(U.S. Domestic Only)

NASDAQ Transportation                  $100.00    $112.88    $107.21    $130.48    $129.77    $191.10
Index (U.S. Domestic Only)


                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE


The following table discloses compensation for services rendered by the Company's Chief Executive Officer and four other executive officers during the three fiscal years ended March 31, 1998, 1997 and 1996.


                                                                         Long Term Compensation Awards
                                                 Annual Compensation     -----------------------------
                                                ---------------------    Securities       All Other
                                         Fiscal                          Underlying      Compensation
Names and Principal Position              Year   Salary ($)  Bonus ($)     Options #         ($)
----------------------------              -----  ----------  ---------    ----------     ------------

David R. Mueller ......................   1998   $500,000   $375,000       150,000         $502,462(1)
Chairman and Chief Executive Officer      1997   $450,000   $295,110       144,380         $502,432
                                          1996   $417,000   $280,224       139,050         $502,398

David A. Siebenburgen .................   1998   $310,000   $193,750        90,000         $402,433(2)
President and Chief Operating Officer     1997   $290,000   $158,485        58,506         $362,433
                                          1996   $270,000   $145,152        61,088         $362,404

K. Michael Stuart .....................   1998   $203,000   $ 88,812        45,000         $162,545(3)
Sr. Vice President, Aircraft Operations   1997   $190,000   $ 43,890        28,125         $162,476
                                          1996   $175,000   $ 58,800        20,925         $162,258

Charles E. Curran III .................   1998   $203,000   $ 88,812        45,000         $221,269(4)
Sr. Vice President, Marketing             1997   $190,000   $ 72,884        28,125         $221,933
                                          1996   $178,000   $ 59,808        21,263         $222,239

Randy D. Rademacher ...................   1998   $190,000   $ 83,125        45,000         $132,533(5)
Sr. Vice President Finance and            1997   $178,000   $ 68,281        28,125         $132,468
Chief Financial Officer                   1996   $155,000   $ 52,080        18,225         $132,258



(1) Comprised of $500,000 of contributions by the Company to its Deferred Incentive Compensation Plan and $2,462 of contributions by the Company to the Comair Savings and Investment Plan.

(2) Comprised of $400,000 of contributions by the Company to its Deferred Incentive Compensation Plan and $2,433 of contributions by the Company to the Comair Savings and Investment Plan.

(3) Comprised of $160,000 of contributions by the Company to its Deferred Incentive Compensation Plan and $2,545 of contributions by the Company to the Comair Savings and Investment Plan.

(4) Comprised of $220,000 of contributions by the Company to its Deferred Incentive Compensation Plan and $1,269 of contributions by the Company to the Comair Savings and Investment Plan.

(5) Comprised of $130,000 of contributions by the Company to its Deferred Incentive Compensation Plan and $2,533 of contributions by the Company to the Comair Savings and Investment Plan.


                          OPTION GRANTS IN FISCAL 1998

The following table provides information on option grants in fiscal 1998 to the executive officers:


                                         Individual Grants
                       Number of
                       Securities   Percent of Total                               Potential Realizable Value At
                       Underlying    Options Granted    Exercise                   Assumed Annual Rates of Stock
                       Options      to Employees In      Price      Expiration  Price Appreciation for Option Term
                       Granted         Fiscal Year      ($/Share)      Date           5%                 10%
                       -----------  ----------------- ------------  ----------   -------------        ------------

David R. Mueller       150,000            24%             $13.833     04/14/07        $1,305,150       $3,307,050

David A. Siebenburgen   90,000            14%             $13.833     04/14/07        $  783,090       $1,984,230

K. Michael Stuart       45,000             7%             $13.833     04/14/07        $  391,545       $  992,115

Charles E. Curran III   45,000             7%             $13.833     04/14/07        $  391,545       $  992,115

Randy D. Rademacher     45,000             7%             $13.833     04/14/07        $  391,545       $  992,115




                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                       FISCAL 1998 YEAR-END OPTION VALUES

The following table provides information concerning exercises of stock options during fiscal 1998 by the executive officers. The table also shows the number and value of unexercised stock options at the end of fiscal 1998.


                                                       Number of Securities Underlying            Value of
                          Shares                            Unexercised Options           Unexercised In-The-Money
                        Acquired on        Value         At Fiscal 1998 Year-End (#)    Options at Fiscal Year-End
    Name                Exercise(#)     Realized($)     Exercisable    Unexercisable   Exercisable   Unexercisable
    ----                -----------     -------------   -----------    -------------   -----------   -------------

David R. Mueller         158,121         $2,700,730       99,517         368,169        $1,610,814    $5,264,234
David A. Siebenburgen     69,020         $  984,578       43,314         181,635        $  706,675    $2,571,493
K. Michael Stuart         41,834         $  527,143        4,922          82,970        $   52,641    $1,129,878
Charles E. Curran III     12,656         $  224,263        4,922          83,138        $   52,641    $1,133,471
Randy D. Rademacher       15,341         $  297,074       47,138         114,609        $  945,545    $1,774,835




The dollar values shown are calculated by determining the difference between the fair market value of the Company's Common Stock at the exercise date and the exercise price of the options. At the close of trading on March 31, 1998, the price per share of the Company's Common Stock was $26.50.

     The Company has Employment Agreements with David R. Mueller and David A. Siebenburgen. The base compensation under the Agreements is currently $525,000 for Mr. Mueller and $420,000 for Mr. Siebenburgen. These may be increased by the Compensation Committee. The Employment Agreements for Messrs. David Mueller and David Siebenburgen are each for a term of three years, with the term automatically extending each year unless one of the parties to the Agreement gives notice not to extend the term. The Agreements also provide that if an Agreement is terminated by the Company or a change in control of the Company occurs, the Company is required to make a lump-sum payment equal to three years compensation for Messrs. Mueller and Siebenburgen. The Agreements also provide that if Messrs. Mueller or Siebenburgen are terminated following a change in control of the Company, the covenant not to compete applicable to the terminated employee shall be null and void.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Delta Air Lines, Inc. owns approximately 21% of the Company's common stock. COMAIR is a designated "Delta Connection" carrier, operating all flights under the DL code. Under a marketing agreement, COMAIR is able to offer passengers joint fares, coordinated schedules for timely connections and Delta frequent flyer mileage. In return for set fees, Delta Air Lines, Inc. handles the Company's reservations and handles flights at some airport locations. Costs of these various services in fiscal 1998 were approximately $26,184,000. Accounts payable in the Company's March 31, 1998 financial statements included approximately $9,461,000 due Delta Air Lines, Inc. for these services.

     Trade receivables in the Company's March 31, 1998 financial statements include amounts due from Delta Air Lines, Inc. for transportation of passengers and cargo of approximately $1,050,000. Approximately 45% of COMAIR's passengers in fiscal 1998 connected with Delta Air Lines, Inc.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth the names of all persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock of the Company:


Name and Address of                       Number of           Percent
Beneficial Owner                           Shares             of Class
--------------------------              -----------           --------
Delta Air Lines, Inc.                   14,048,437(1)          21.1%
1030 Delta Blvd.
Hartsfield Atlanta
International Airport
Atlanta, Georgia  30320

FMR Corp.                                5,997,715(2)           9.0%
82 Devonshire Street
Boston, MA 02109

(1) Based on Form 5 report filed with the Securities and Exchange Commission in April 1998.

(2)  Based on a 13G report filed with the SEC in February 1998.


                                   ISSUE FOUR
                           RATIFICATION OF ACCOUNTANTS

     Arthur Andersen LLP has served as the Company's independent public accountants since shortly before its 1981 initial public offering. The Board has reaffirmed that selection for fiscal year 1999. Although not required by law, the Board is seeking shareholder ratification of its selection. An affirmative vote of a majority of shares represented at the meeting is required for ratification. If ratification is not obtained, the Board intends to continue the employment of Arthur Andersen LLP at least through fiscal 1999. Representatives of Arthur Andersen LLP are expected to be present at the meeting and have the opportunity to comment and respond to appropriate questions.

                                   ISSUE FIVE
                                  OTHER MATTERS

     Any other matters considered at the meeting including adjournment will require the affirmative vote of the majority of shares voted.

                              SHAREHOLDER PROPOSALS

     Shareholders desiring to have proposals included in the Proxy Statement for the 1999 Shareholders' Meeting must submit their proposals to Comair Holdings, Inc. at its offices on or before March 1, 1999.

                                                                        APPENDIX

                  1998 COMAIR HOLDINGS, INC. STOCK OPTION PLAN

                                    ARTICLE 1

                                   OBJECTIVES


     Comair Holdings, Inc. (hereinafter "Comair") established this Stock Option Plan effective August 11, 1998, as an incentive to attract and retain dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of its Common Stock by employees.

                                    ARTICLE 2

                                   DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          2.1.1 "Code" means the Internal Revenue Code of 1986.

          2.1.2 "Comair" means Comair Holdings, Inc. and any subsidiary of Comair Holdings, Inc. as the term "subsidiary" is defined in Section 424(f) of the Code.

          2.1.3 "Committee" means the Compensation Committee as designated by the Board of Directors and further defined in Article 3.1.

          2.1.4 "Date of Exercise" means the date on which Comair has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Comair pursuant to Section 7.2 hereof.

          2.1.5 "Date of Grant" means the date on which the Committee makes an award of an Option.

          2.1.6 "Eligible Employee" means any individual who performs services for Comair and any subsidiary of Comair and is treated as an Employee for federal income tax purposes.

          2.1.7 "Effective Date" means August 11, 1998.

          2.1.8 "Fair Market Value" means the last sale price immediately prior to the date of grant as reported on any stock exchange.


          2.1.9 "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

          2.1.10 "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          2.1.11 "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          2.1.12 "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

          2.1.13 "Permanent and Total Disability": shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          2.1.14 "Plan" means this 1998 Stock Option plan as it may be amended.

          2.1.15 "Share" means one share of the Common Stock of Comair Holdings, Inc.

                                    ARTICLE 3

                                 ADMINISTRATION

     3.1 The Plan shall be administered by the Compensation Committee designated by the Board of Directors of Comair unless otherwise designated by the Board of Directors of Comair. The Committee shall be comprised of three or more directors each of whom shall be (i) a "Non-Employee Director" as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Code ("Section 162(m)"), as such Rule and Section may be amended, superseded or interpreted hereafter.

     3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          3.2.1 Grant Options on such terms and conditions consistent with this Plan as the Committee shall determine;

          3.2.2 Interpret the provisions of the Plan and decide all questions of fact arising in its application, and

          3.2.3 Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

     3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions.

     3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan and to the extent permitted by law, all members shall be indemnified by Comair for any liability and expenses which may occur from any claim or cause of action.

                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

     4.1 The number of Shares that may be issued under the Plan is 3,500,000. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of Comair is 200,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

     The Committee may, from time to time, prior to August 11, 2008, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

     6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided in such Option.

     6.2 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Comair all Options granted to such person shall become fully vested and immediately exercisable as of the date of termination of employment.

     6.3 In the event of the dissolution or liquidation of Comair or any merger, other than a merger for the purpose of the redomestication of Comair not involving a change in control, consolidation, exchange or other transaction in which Comair is not the surviving corporation or in which the outstanding Shares of Comair are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than twenty days' (20) written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice.

     6.4 All outstanding Options shall become fully vested and immediately exercisable in full if a change in control of Comair occurs. For purposes of this Agreement, a "change in control of Comair", shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Comair or any member of either person's family, becomes the "beneficial owner," as defined in Rule 13d-3 under such Act, directly or indirectly, of securities of Comair representing 30% or more of the combined voting power of Comair's then outstanding securities; or (b) during any period of one year after January 1, 1998, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by Comair's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. However, prior to the time a "change of control of Comair" occurs the Committee may elect that the acceleration of vesting shall not occur.

     6.5 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of Comair or to interfere in any way with the right of Comair to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of Comair, the Option shall not be affected by any change of the employee's duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

     7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to Comair, Attention Chief Financial Officer, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased and any withholding taxes.

     7.2 An Option may also be exercised by delivering a written notice of exercise to Comair, Attention Chief Financial Officer, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price and any withholding taxes to Comair.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

     8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares which have been owned for six months, or both. Shares tendered shall be valued at their Fair Market Value.

     8.2 Payment through tender of Shares may be made by instruction from the Optionee to Comair to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised and any withholding taxes.

                                    ARTICLE 9

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

     9.1 The Committee in its discretion may designate whether an Option is to be an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

     9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

          9.2.1 At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of Comair, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of Comair, then;

               9.2.1.1 The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

               9.2.1.2 The term of the Option shall not be greater than five years from the Date of Grant.

          9.2.2 The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by Comair shall not exceed $100,000.

     9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                            TRANSFERABILITY OF OPTION

     During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries of heirs of the holder of the Option by will or by the laws of descent and distribution.

     Notwithstanding the above, the Committee may, with respect to particular Nonqualified Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the grantee of the Option to trusts established by the grantee or as to which the grantee is a grantor or to family members of the grantee or otherwise for personal and tax planning purposes of the grantee. If the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 11

                             TERMINATION OF OPTIONS

     11.1 An Option will terminate as follows:

          11.1.1 Upon exercise or expiration by its terms.

          11.1.2 Immediately if employment is terminated for cause or by voluntary action of the grantee without the consent of Comair. Cause is defined as including, but not limited to, theft of or intentional damage to Comair property, intentional harm to Comair's reputation, material breach of the optionee's duty of fidelity to Comair, excessive use of alcohol, the use of illegal drugs, the commission of a criminal act, willful violation of Comair's policies, or trading in shares for personal gain based on knowledge of Comair's activities or results when such information is not available to the general public.

          11.1.3 If the grantee of an Option violates any terms of any written employment, confidentiality or noncompetition agreement between Comair and that person, all existing Options granted to such person will terminate. In addition, if at the time of such violation such person has exercised Options but has not received certificates for the Shares to be issued, Comair may void the Option and its exercise. Any such actions by Comair shall be in addition to any other rights or remedies available to Comair in such circumstances.

          11.1.4 If the grantee of an Option dies or becomes subject to a Permanent and Total Disability while employed by Comair, or within 60 days after termination of employment for any reason other than cause, such Option may be exercised at any time within one year after the date of termination of employment. Options may be exercised by that person's estate or guardian or by those persons to whom the Option may have been transferred pursuant to Section 10.

          11.1.5 In all other cases, upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by Comair shall not be deemed to be termination of employment.

     11.2 The Committee, in its discretion, may as to any particular outstanding Nonqualified Stock Option or upon the grant of any Nonqualified Stock Option, establish terms and conditions which are different from those otherwise contained in this Article 11, by, without limitation, providing that upon termination of employment for any designated reason, vesting may occur in whole or in part at such time and that such Option may be exercised for any period during the remaining term of the Option, not to exceed ten years from the Date of Grant.

     11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the grantee, his beneficiaries heirs or assigns, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                         ADJUSTMENTS TO SHARES AND PRICE

     12 1 In the event of changes in the outstanding Common Stock of Comair as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

     12.2 The Committee shall make  appropriate  adjustments in the Option Price
to  reflect  any   spin-off  of  assets,   extraordinary   dividends   or  other
distributions to shareholders.

                                   ARTICLE 13

                                   AGREEMENTS

     13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

     13.2 By acceptance of an Option under this Plan, the recipient shall be deemed to have consented to be bound, on the recipient's own behalf and on behalf of the recipient's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                   ARTICLE 14

                        AMENDMENT OR TERMINATION OF PLAN


     14.1 The Board of Directors of Comair may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of Comair shall, without further approval of the shareholders of Comair;

          14.1.1 Change the definition of Eligible Employees;

          14.1.2 Except as provided in Artless 4 and 12 hereof, increase the number of Shares which may be subject to the Plan, or increase the maximum number of Shares with respect to which Options may be granted to any eligible Employee of Comair during any fiscal year;

          14.1.3 Cause the Plan or any Option granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code; or

          14.1.4 Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code.

     14.2 No amendment or termination of the plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

     14.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this Article 14; provided, however, that it shall otherwise terminate and no Options shall be granted ten years after the Effective Date.

                                   ARTICLE 15

                                 EFFECTIVE DATE

     This Plan shall become effective as of August 11, 1998, having been adopted by the Board of Directors of Comair on May 19, 1998 and subject to approval by shareholders by August 11, 1998.

                                   ARTICLE 16

                                  MISCELLANEOUS

     16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of Comair shall constitute the granting of an Option. An Option shall be granted only at such time as a written option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement in conformance with the provisions of the Plan.

     16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of Comair with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise unless and until Comair has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any securities exchange on which Comair securities may then be listed as well as any other requirements of law.

                              COMAIR HOLDINGS, INC.

                            Proxy For Annual Meeting


     The undersigned hereby appoints RAYMOND A. MUELLER and DAVID R. MUELLER, or either of them, proxies of the undersigned each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Comair Holdings, Inc. to be held August 11, 1998, at 10:00 a.m. (Eastern Daylight Time) at the Radisson Inn, Cincinnati/Northern Kentucky International Airport, Hebron, Kentucky and at any adjournment of such Meeting as specified on the reverse side on the matters described in the Company's Proxy Statement and in their discretion with respect to such other business as may properly come before the Meeting or any adjournment thereof.

                           (Continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                           Please mark
                                                         your votes as
                                                          indicated in    [X]
                                                          this example

1.   To elect the following three persons as Class B Directors:

                             Robert H. Castellini,
                           Christopher J. Murphy III,
                                Gerald L. Wolken

      FOR                WITHHOLD             To withhold authority to vote for
all nominees             AUTHORITY            any individual nominee, write that
listed to the right      to vote for all      nominee's name in the space below:
(except as marked        nominees listed
to the contrary)         to the right
    [  ]                   [  ]               --------------------------------

2. To amend the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 200 million.

           FOR                        AGAINST                        ABSTAIN
           [ ]                          [ ]                            [ ]


3.   To approve the 1998 Comair Holdings, Inc. Stock Option Plan


           FOR                        AGAINST                        ABSTAIN
           [ ]                          [ ]                            [ ]

4. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for fiscal 1999

           FOR                        AGAINST                        ABSTAIN
           [ ]                          [ ]                            [ ]


Authority to transact such other business as may properly come before the meeting or any adjournment thereof.


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made , this proxy will be voted for the listed nominees and for proposals 2, 3 and 4.

                                              ________________________, 1998

                                              -----------------------------

                                              ------------------------------
                                              Important:  Please sign exactly
                                              as name appears hereon indicating,
                                              where proper, official position
                                              or representative capacity.  In
                                              the case of joint holders, all
                                              should sign.

                           THIS PROXY IS SOLICITED ON
                                  BEHALF OF THE
                               BOARD OF DIRECTORS.